Exhibit 99.1

EVERYWARE GLOBAL, INC. ANNOUNCES INTENTION TO CEASE SEC REPORTING IN ANTICIPATION OF EMERGING FROM BANKRUPTCY

LANCASTER, OH (May 13, 2015)—EveryWare Global, Inc. (Pink Sheets: EVRYQ) announced that it intends to cease filing reports with the Securities and Exchange Commission (SEC) effective today.

As a result of EveryWare’s voluntary filing for protection under Chapter 11 of the U.S. Bankruptcy Code on April 7, 2015, the Company’s common stock was delisted from the Nasdaq Stock Market effective at the opening of trading on April 27, 2015 and the deregistration of its common stock under Section 12(b) of the Securities Exchange Act of 1934 (Exchange Act) became effective as of May 8, 2015. The Company is eligible under SEC rules and regulations to cease reporting under Section 13(a) and Section 15(d) of the Exchange Act and intends to file a Form 15 with the SEC. Upon filing the Form 15, the Company will immediately cease filing periodic reports with the SEC. The Company currently anticipates that it will make available its quarterly financial statements for the three months ended March 31, 2015 on its website when available.

The Company anticipates that it will emerge from Chapter 11 proceedings on or around June 5, 2015. Following emergence from bankruptcy, it is expected that the only holders of the Company’s common stock will be the Company’s secured lenders and certain stockholders affiliated with the Company. It is expected that all other current holders of the Company’s common stock will receive cash in lieu of a distribution of new common stock in an amount equal to $0.06 per common share. Pursuant to the terms of the plan of reorganization, as supplemented, the Company’s existing common stockholders (other than certain affiliated stockholders) will receive cash in lieu of their pro rata portion of 1.5% of the Company’s new common stock. Out-of-the-money options and warrants will be cancelled pursuant to the plan of reorganization. The plan of reorganization remains subject to confirmation of the U.S. Bankruptcy Court for the District of Delaware. The Plan, as supplemented, as well as further information regarding the Company’s Chapter 11 cases are available free of charge on the Company’s restructuring website at https://cases.primeclerk.com/everyware.

About EveryWare Global, Inc.

EveryWare (Pink Sheets: EVRYQ) is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012. Additional information can be found at www.everywareglobal.com, www.oneida.com, and www.foodservice.oneida.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact regarding industry outlook, financial covenant compliance, anticipated effects of acquisitions, production of new products, plans for capital expenditures, and the Company’s results of operations or financial position and liquidity, may be deemed to be forward-looking statements. Without limiting the foregoing, the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Investors are warned that actual results may differ from management’s expectations. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the restructuring support agreement entered into among us, certain of the lenders under our term loan and certain of our equity holders within the time frame contemplated therein; and (ii) the expected limited recovery for holders of our common stock resulting from the Chapter 11 proceedings. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

212-446-1875

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